EXHIBIT 10.3


MADISON EXPLORATIONS INC.

[COMPANY LOGO GOES HERE]



                                                                        Page 1/3

                                OPTION AGREEMENT




ECHO RESOURCES INC.
2nd Floor, West Tower
Nelson Mandela Square
Cnr Maude and Fifth Street
Sandton, Johannesburg
2196
ATTENTION: PIETER DU RAND

Vancouver, Canada,
September 14, 2005

                PROPERTY AGREEMENT - BRONCO TARGET, SASKATCHEWAN


Dear Mr. Du Rand

This letter will serve as a basis for an option agreement in which your company may acquire a 15% interest in three claims in Saskatchewan which cover the exploration target known as "Bronco."

The claims are described as follows:

All three claims are situated in the Southern Mining District of Saskatchewan on NTS map area 72-J-05. They are in good standing until December 09, 2006.

         CLAIM S-137774  (1152 HA)
         -------------------------
         THE NORTH HALF OF SECTION 7, THE NORTH HALF OF SECTION 8, THE NORTH HALF OF SECTION 9 AND ALL OF SECTIONS 16, 17 AND 18, TOWNSHIP 3, RANGE 9, WEST OF THE THIRD MERIDIAN;

         CLAIM S-137775 (256 HA)
         -----------------------
         ALL OF SECTION 19,  TOWNSHIP 3, RANGE 9, WEST OF THE THIRD  MERIDIAN;

         CLAIM  S-137776
         ---------------
         (1152 HA) THE NORTH HALF OF SECTION 10, THE NORTH HALF OF SECTION 11, THE NORTH HALF OF SECTION 12 AND ALL OF SECTIONS 13, 14 AND 15, TOWNSHIP 3, RANGE 10, WEST OF THE THIRD MERIDIAN;

Echo Resources Inc. (the "Optionee"), may earn a 15% interest in the property under the following terms:


Madison Explorations Inc.                           Telephone ++1 604 974 0568
525 Seymour Street - Suite 807                      Facsimile   ++1 604 974 0569
Vancouver, Canada - V6B 3H7                         info@madisonexploration.com

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[COMPANY LOGO GOES HERE]
October 20, 2005, Page 2/2


         1. The Optionee will pay Madison Exploration Inc (the "Company") USD 50,000 upon the signing of the official Property Agreement to receive a 15% option in the property decribed above as Bronco until September 30th, 2006.
         2. After nine months the Optionee will be required to fund 50% of the Company's estimated work program on the property in order to keep their 15% interest in the property. Should the Optionee fail to fund its proportion of the work program the 15% interest in the property will revert back to the Company.
         3. Should the Company decide to abandon work on the Property and therefore fail to fund its proportion of the Work Program, the Optionee will have the first right of refusal to take over the Company's work program.
         4. All results of work on the property will be copied and transmitted to the Optionee within 30 days of receipt by the Company.
         5. An Area of Influence shall be defined as any additional ground acquired by the Company within 500 meters of the current property. Such area will be considered as part of this agreement. The Optionee agrees not to stake any claims within the Area of Influence during the term of the official Property Agreement, or for a period of three years after the term of the official Property Agreement has ended.
         6. During the term of the option, the Company will keep the claim in good standing. If for any reason the property cannot be held in good standing, an equivalent amount of claims in a similar region will be substituted.



The terms of the above Option are hereby agreed to by:

THE COMPANY:


-------------------------                             -------------------------
Joel DC Haskins, Director                             Kevin M Stunder, Director


OPTIONEE:


-------------------------                             -------------------------
Pieter Du Rand, Title                                        Name, Title